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                                                                   EXHIBIT 24.01


                                POWER OF ATTORNEY


                  We, the undersigned directors and officers of ArvinMeritor, Inc., an Indiana corporation (the "Company"), hereby severally constitute VERNON
G. BAKER, II, BONNIE WILKINSON and PETER R. KOLYER, and each of them singly, our true and lawful attorneys with full power to them and each of them to sign for us, and in our names and in the capacities indicated below, the Registration Statement on Form S-4 and any and all amendments (including post-effective amendments) and supplements to such Registration Statement to be filed by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended, shares of Common Stock, par value of $1 per share, and the associated preferred share purchase rights, of the Company to be issued pursuant to the Agreement and Plan of Reorganization dated as of April 6, 2000 by and among Meritor Automotive, Inc., the Company and Arvin Industries, Inc.



         Signature                                      Title                                Date
         ---------                                      -----                                ----
/s/ Larry D. Yost                               Chairman of the Board                    May 5, 2000
-----------------------                 and Chief Executive Officer (principal
    Larry D. Yost                          executive officer) and Director

/s/ Thomas A. Madden                            Senior Vice President,                   May 5, 2000
-----------------------                 Chief Financial Officer and Treasurer
    Thomas A. Madden                 (principal accounting and financial officer)
                                                    and Director

/s/ Vernon G. Baker, II               Senior Vice President, General Counsel and         May 5, 2000
-----------------------                        Secretary and Director
    Vernon G. Baker, II